Exhibit 99.1

LAZARD LTD REPORTS THIRD-QUARTER

AND NINE-MONTH 2015 RESULTS

Highlights

•	Net income per share, as adjusted[1], of $0.93 (diluted) for the quarter ended September 30, 2015, excluding one-time benefits[2], compared to $0.67 (diluted) for the 2014 third quarter. Pre-tax income per share (diluted), as adjusted[1], up 33% from third-quarter 2014

•	Record third-quarter operating revenue[1] of $594 million, up 2% from third-quarter 2014; record first nine-month operating revenue of $1,782 million, up 5% from prior-year period

•	Third-quarter Financial Advisory operating revenue of $331 million, up 14% from third-quarter 2014; record first nine-month operating revenue of $949 million, up 12% from prior-year period

•	Third-quarter M&A and Other Advisory operating revenue of $288 million, up 19% from third-quarter 2014; record first nine-month operating revenue of $822 million, up 15% from prior-year period

•	Third-quarter Asset Management operating revenue of $262 million, down 9% from third-quarter 2014; first nine-month operating revenue of $823 million, down 2% from prior-year period; third-quarter management fees of $248 million, down 4% from June 30, 2015

•	Assets under management of $183 billion as of September 30, 2015, down 8% from September 30, 2014, and down 10% from June 30, 2015. Net inflows of $201 million for third-quarter 2015

•	Return of capital to shareholders totaling $511 million[3] in the first nine months of 2015

($ in millions, except per share data and AUM)	Quarter Ended September 30,			Nine Months Ended September 30,
	2015	2014	%’15-’14	2015	2014	%’15-’14
As Adjusted[1,2]
Operating revenue	$594	$583	2%	$1,782	$1,694	5%
Financial Advisory	$331	$291	14%	$949	$847	12%
Asset Management	$262	$288	(9)%	$823	$836	(2)%
Net income	$124	$89	40%	$357	$255	40%
Diluted net income per share	$0.93	$0.67	39%	$2.68	$1.91	40%

U.S. GAAP
Net income	$399	$89	NM	$829	$255	NM
Diluted net income per share	$2.99	$0.67	NM	$6.22	$1.91	NM

Supplemental Data
Quarter-end AUM ($ in billions)	$183	$198	(8)%
Average AUM ($ in billions)	$192	$203	(5)%	$198	$196	1%

Media Contact:	Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact:	Armand Sadoughi	+1 212 632 6358	armand.sadoughi@lazard.com

Note: Endnotes are on page 12 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 19.

NEW YORK, October 22, 2015 – Lazard Ltd (NYSE: LAZ) today reported record third-quarter operating revenue1 of $594 million, and net income, as adjusted1, of $124 million for the quarter ended September 30, 2015. Net income per share, as adjusted1, was $0.93 (diluted) for the quarter, excluding one-time benefits2, compared to $0.67 (diluted) for the 2014 third quarter. Pre-tax income per share (diluted), as adjusted1, was 33% higher than the third quarter of 2014.

Record first nine-month 2015 operating revenue1 of $1,782 million resulted in net income, as adjusted1, of $357 million, or $2.68 per share (diluted), excluding one-time benefits and charges2.

Third-quarter 2015 net income on a U.S. GAAP basis was $399 million, or $2.99 per share (diluted), including the third-quarter net benefit. First nine-month 2015 net income on a U.S. GAAP basis was $829 million, or $6.22 per share (diluted), including one-time benefits and charges2. A reconciliation of our U.S. GAAP results to the adjusted results is presented on page 19 of this press release.

“Record operating revenue for both the third quarter and first nine months in an uneven macroeconomic environment underscores the power of Lazard’s model and the strengths that differentiate our business,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard.

“In Financial Advisory we are advising business and government leaders on their most important strategic matters, including transformational, complex and cross-border transactions,” said Mr. Jacobs. “Asset Management’s resilience in volatile capital markets reflects our primarily institutional global client base and the diversity of our investment platforms.”

“We are maintaining our discipline on costs and capital management,” said Matthieu Bucaille, Chief Financial Officer of Lazard. “We remain focused on profitable revenue growth, investment in our businesses and the return of capital to shareholders.”

OPERATING REVENUE

Financial Advisory

In the text portion of this press release, we present our Financial Advisory results as Strategic Advisory and Restructuring. Strategic Advisory includes 1) M&A and Other Advisory (Other includes Capital Advisory and Sovereign Advisory) and 2) Capital Raising (includes Capital Markets Advisory and Private Fund Advisory).

Third Quarter

Financial Advisory operating revenue was $331 million for the third quarter of 2015, 14% higher than the third quarter of 2014.

Strategic Advisory operating revenue was $305 million for the third quarter of 2015, 18% higher than the third quarter of 2014, primarily driven by a 19% increase in M&A and Other Advisory revenue.

During the third quarter of 2015, Lazard remained engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs, distressed asset sales, capital advisory and sovereign advisory in the Americas, Europe, Africa, Asia and Australia.

Among the major M&A transactions or assignments that were completed during the third quarter of 2015 were the following (clients are in italics): Heinz’s combination with Kraft Foods, valuing the new entity at $115 billion; AT&T’s $67.1 billion acquisition of DIRECTV; RockTenn’s $21.0 billion merger with MeadWestvaco; Pfizer’s $17.0 billion acquisition of Hospira; NiSource’s $13.1 billion spin-off of Columbia Pipeline Group; Capgemini’s $4.0 billion acquisition of IGATE; and D.E Master Blenders in its combination with Mondelēz International’s coffee business to create Jacobs Douwe Egberts.

In Capital Advisory, we continued to provide advice regarding balance sheet issues to public and private clients globally, including: Worldpay on its £2.2 billion IPO; SandRidge Energy’s $925 million of exchange and repurchase transactions of senior unsecured notes for senior unsecured convertible notes and cash; and Clayton, Dubilier & Rice and SSA Investments on the £408 million secondary disposal of a stake in B&M European Value Retail.

Our Sovereign Advisory business remained active worldwide, including assignments in Austria, Greece, Slovenia and Ukraine, as well as countries in Africa and Central America.

Restructuring operating revenue was $26 million for the third quarter of 2015, compared to $32 million for the third quarter of 2014, and was generally in line with the industry-wide low level of corporate restructuring activity. During and since the third quarter of 2015, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments, including a growing number in the energy sector, as well as assignments for RadioShack, Standard Register, Target Canada and creditors of Torm. Lazard is the global leader in announced restructurings for the first nine months of 2015. (Source: Thomson Reuters)

Please see a more complete list of Strategic Advisory transactions on which Lazard advised in the 2015 third quarter, or continued to advise or completed since September 30, 2015, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 8 - 11 of this release.

First Nine Months

Financial Advisory operating revenue was a record $949 million for the first nine months of 2015, 12% higher than the first nine months of 2014.

Strategic Advisory operating revenue was a record $874 million for the first nine months of 2015, 14% higher than the first nine months of 2014, primarily driven by a 15% increase in M&A and Other Advisory revenue. M&A and Other Advisory revenue was a record $822 million for the first nine months of 2015.

Lazard advised or continues to advise on a number of significant and complex M&A transactions announced year to date, including: Anheuser-Busch InBev’s $106 billion possible recommended offer for SABMiller; The Williams Companies in its $37.7 billion combination with Energy Transfer Equity; Aetna’s $37.0 billion acquisition of Humana; Iberdrola in the $17.9 billion combination of Iberdrola USA and UIL; and Coca-Cola Enterprises’ three-way merger to form Coca-Cola European Partners.

Restructuring operating revenue was $75 million for the first nine months of 2015, 10% lower than the first nine months of 2014.

Asset Management

Third Quarter

Asset Management operating revenue was $262 million for the third quarter of 2015, 9% lower than the third quarter of 2014.

Management fees were $248 million for the third quarter of 2015, 6% lower than the third quarter of 2014, and 4% lower than the second quarter of 2015, primarily reflecting changes in average assets under management (AUM). Incentive fees during the period were $3 million, compared to $12 million in the third quarter of 2014.

Average AUM was $192 billion for the third quarter of 2015, 5% lower than average AUM for the third quarter of 2014, and 5% lower than the second quarter of 2015.

AUM as of September 30, 2015, was $183 billion, an 8% decrease from September 30, 2014. AUM decreased 10% from June 30, 2015, primarily driven by market depreciation and the impact of foreign exchange movement. Net inflows of $201 million were primarily driven by strategies in global and multi-regional equities as well as emerging market debt.

First Nine Months

Asset Management operating revenue was $823 million for the first nine months of 2015, 2% lower than the first nine months of 2014.

Management fees were $759 million for the first nine months of 2015, approximately even with the first nine months of 2014. Incentive fees were $16 million for the first nine months of 2015, compared to $38 million for the first nine months of 2014.

Average AUM for the first nine months of 2015 was $198 billion, 1% higher than average AUM for the first nine months of 2014. Net inflows were $2.8 billion for the first nine months of 2015.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter of 2015, we accrued compensation expense at an adjusted GAAP compensation ratio of 55.6%. This resulted in $331 million of adjusted GAAP compensation and benefits expense1, 4% lower than the third quarter of 2014.

For the first nine months of 2015, we accrued compensation expense at an adjusted GAAP compensation ratio of 55.6%. This resulted in $991 million of adjusted GAAP compensation and benefits expense1, 1% lower than the first nine months of 2014.

The adjusted GAAP compensation ratio of 55.6% for both the third quarter and first nine months of 2015 was consistent with the full-year 2014 ratio and compared to 58.8% for the third quarter and first nine months of 2014.

Our goal remains to grow awarded compensation expense at a slower rate than revenue growth, and to achieve a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted GAAP basis, with consistent deferral policies.

Non-Compensation Expense

For the third quarter of 2015, adjusted non-compensation expense1 was $102 million, 7% lower than the third quarter of 2014. The ratio of non-compensation expense to operating revenue was 17.2% in the third quarter of 2015, compared to 18.8% in the third quarter of 2014.

For the first nine months of 2015, adjusted non-compensation expense1 was $318 million, 2% lower than the first nine months of 2014. The ratio of non-compensation expense to operating revenue was 17.9% for the first nine months of 2015, compared to 19.1% for the first nine months of 2014.

Our goal remains to achieve a non-compensation expense-to-revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $25 million for the third quarter and $77 million for the first nine months of 2015. The effective tax rate on the same basis was 16.9% for the third quarter and 17.7% for the first nine months of 2015, compared to 21.0% and 20.9% for the respective 2014 periods.4

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt, and returning capital to shareholders through dividends and share repurchases.

For the third quarter of 2015, Lazard returned $88 million to shareholders, which included: $44 million in dividends; $41 million in share repurchases of our Class A common stock; and $3 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first nine months of 2015, Lazard returned $511 million to shareholders, which included: $247 million in dividends; $159 million in share repurchases of our Class A common stock; and $105 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

As of September 30, 2015, we had repurchased 3.1 million shares at an average price of $50.76 per share during the year. In line with our objectives, these repurchases have more than offset the potential dilution from our 2014 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $50.60 per share. As of September 30, 2015, our remaining share repurchase authorization was $119 million.

On October 21, 2015, Lazard declared a quarterly dividend of $0.35 per share on its outstanding common stock. The dividend is payable on November 13, 2015, to stockholders of record on November 2, 2015.

Lazard’s financial position remains strong. As of September 30, 2015, our cash and cash equivalents were $860 million, and stockholders’ equity related to Lazard’s interests was $1,155 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on Thursday, October 22, 2015, to discuss the company’s financial results for the third quarter and first nine months of 2015. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 500-6404 (U.S. and Canada) or +1 (719) 325-2334 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on Thursday, October 22, 2015, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 2484598.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains “forward-looking statements.” In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements are not historical facts but instead represent only our expectations regarding future results or events, many of which, by their nature, are inherently uncertain and outside of our control. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also disclosed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various hedge funds and mutual funds and other investment products managed by Lazard Asset Management LLC and its subsidiaries. Investors can link to Lazard and its operating company websites through www.lazard.com.

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FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the third quarter of 2015)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the third quarter of 2015 on which Lazard advised were the following:

•	Heinz’s combination with Kraft Foods, valuing the new entity at $115 billion

•	AT&T’s $67.1 billion acquisition of DIRECTV

•	Lafarge’s €29.6 billion merger of equals with Holcim

•	RockTenn’s $21.0 billion merger with MeadWestvaco

•	Pfizer’s $17.0 billion acquisition of Hospira

•	NiSource’s $13.1 billion spin-off of Columbia Pipeline Group

•	Capgemini’s $4.0 billion acquisition of IGATE

•	Quintain Estates’ £946 million sale to Lone Star

•	Optimal Payments’ $1.2 billion acquisition of Skrill Group

•	Bridgepoint’s €1.1 billion sale of Infront Sports & Media to Wanda Group

•	The Independent Committee of the Board of Directors of Stallergenes in Stallergenes’ €1.0 billion combination with Greer Laboratories

•	Acticall’s $830 million acquisition of SITEL

•	AngloGold Ashanti’s $820 million sale of its Cripple Creek & Victor mine

•	Freudenberg SE in their joint acquisition of Japan Vilene, valuing the company at ¥63,380 million

•	D.E Master Blenders in its combination with Mondelēz International’s coffee business to create Jacobs Douwe Egberts

•	CVC Capital’s acquisition of Douglas from Advent International

•	PLZ Aeroscience’s sale to Pritzker Group Private Capital

•	Doughty Hanson’s sale of Balta Group to Lone Star Funds

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions and assignments on which Lazard advised during or since the 2015 third quarter, or completed since September 30, 2015, are the following:

•	Anheuser-Busch InBev’s $106 billion possible recommended offer for SABMiller

•	The Williams Companies in its $37.7 billion combination with Energy Transfer Equity

•	Aetna’s $37.0 billion acquisition of Humana

•	Delhaize’s €31.0 billion merger with Ahold

•	Iberdrola in the $17.9 billion combination of Iberdrola USA and UIL

•	General Electric’s $16.9 billion acquisition of Alstom’s Thermal, Renewables and Grid businesses

•	Pepco’s $12.2 billion sale to Exelon

•	The Independent Committee of Polyus Gold on Wandle Holdings’ offer to acquire the 60% of the company it does not already own, valuing Polyus Gold at approximately $9 billion

•	Ryland Group’s merger with Standard Pacific, valuing the combined entity at $8.2 billion*

•	PartnerRe’s $6.9 billion sale to EXOR

•	Reynolds American’s $5.0 billion sale of Natural American Spirit international businesses to Japan Tobacco

•	TNT Express on the €4.4 billion public offer by FedEx

•	Richemont in the €3.0 billion merger of Net-A-Porter and YOOX*

•	Apollo’s €2.9 billion proposed acquisition of Verallia from Saint-Gobain

•	China Huaxin in the $2.3 billion consortium acquisition of a 51% stake in H3C

•	Vedanta Limited’s $2.3 billion merger with Cairn India

•	Corporate Governance and Conflicts Committee of the Board of Directors of TerraForm Power on TerraForm and SunEdison’s $2.2 billion acquisition of Vivint Solar

•	Hammerson’s €1.85 billion joint venture acquisition of a loan portfolio secured against retail property*

•	Sacyr’s €1.8 billion sale of Testa to Merlin Properties

•	Steris’ $1.9 billion acquisition of Synergy Health

•	Kraton Performance Polymers’ $1.4 billion acquisition of Arizona Chemical

•	EnergyAustralia’s A$1.8 billion sale of the Iona Gas Plant to a QIC-led consortium

•	UCB’s $1.2 billion sale of Kremers Urban to Lannett

•	Apollo’s $1.0 billion acquisition of OM Group in partnership with Platform Specialty Products

•	Sensata’s $1.0 billion acquisition of Custom Sensors & Technologies’ sensing portfolio

•	TCC’s €655 million acquisition of METRO Vietnam

•	Aderant’s $695 million sale to Roper Technologies

•	Prelios’ $650 million spin-off of non-core investment activities

•	Wanda Group’s $650 million acquisition of World Triathlon Corporation

•	Xchanging’s £412 million recommended cash offer from Capita

•	Suramericana’s £403 million acquisition of the Latin American operations of RSA Insurance

•	Noranco’s $560 million sale to Precision Castparts

•	Coca-Cola Enterprises’ three-way merger to form Coca-Cola European Partners

•	Goodyear Tire & Rubber’s dissolution of its global alliance with SRI*

•	Aveva Group in relation to its non-binding agreement to acquire Schneider Software

•	Orange’s acquisition of certain African subsidiaries of Bharti Airtel

•	Apollo’s acquisition of a majority interest in newly formed AR Global Investments

•	Vedici’s combination with Vitalia

•	IK Investment Partners’ sale of Vistra Group to Baring Private Equity Asia

•	Jacobs Douwe Egberts’ sale of Carte Noire to Lavazza

•	Italiaonline on its mandatory tender offer on SEAT Pagine Gialle shares

•	KKR’s acquisition of a minority stake in SoftwareONE

*	Transaction completed since September 30, 2015

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard completed or advised during or since the third quarter of 2015, were the following:

•	Worldpay on its £2.2 billion IPO

•	SandRidge Energy’s $925 million of exchange and repurchase transactions of senior unsecured notes for senior unsecured convertible notes and cash

•	Clayton, Dubilier & Rice and SSA Investments on the £408 million secondary disposal of a stake in B&M European Value Retail

•	Intertrust and its selling shareholder on its €486 million IPO

•	Goodrich Petroleum’s $230 million of exchange transactions of senior unsecured notes for senior second lien notes and senior unsecured convertible notes

•	AnaCap Funds on the £146 million secondary disposal of a stake in Aldermore

•	Aloe Energy’s €200 million refinancing of the debt of its photovoltaic plants portfolio

•	Forest City Enterprises’ $139 million exchange of convertible notes for common stock

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard completed or advised during or since the third quarter of 2015, were the following:

•	The State of Alaska on financing its economic interest in the Alaska LNG project

•	The Democratic Republic of Congo on the structuring of the Inga 3 hydro project

•	The Federal Democratic Republic of Ethiopia in its Investors’ Relationship program

•	The Gabonese Republic on various macroeconomic and financial matters; investors and rating agencies relationships; and the Emerging Gabon Strategic Plan

•	The Hellenic Financial Stability Fund and The Hellenic Republic Asset Development Fund on various financial matters in Greece

•	The Islamic Republic of Mauritania on various strategic sovereign financial issues

•	The Land of Carinthia (Austria) in its contingent obligations in connection with liabilities related to HETA Asset Resolution

•	The Republic of Congo on its sovereign credit ratings and specialized financial institutions

•	The Republic of Nicaragua on its sovereign credit ratings

•	The Slovenia Restitution Fund on the privatization of Nova KBM

•	Ukraine as financial advisor to the Ministry of Finance and global coordinator for its forthcoming public sector debt restructuring

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the third quarter of 2015 on which Lazard advised include: Chassix in connection with its Chapter 11 restructuring; a group of funds on the restructuring of Grupo Empresarial San José; Nuovo Trasporto Viaggiatori on its refinancing and equity injection; RadioShack and Standard Register in connection with their Section 363 asset sales; Target Canada on the disposition of its real estate assets in its Canadian insolvency proceedings; and creditors of Torm in negotiations to address the company’s long term capital structure.

Notable Chapter 11 or similar bankruptcies, on which Lazard advised debtors or creditors, or related parties, during or since the third quarter of 2015, are the following:

•	Mining/Steel/Metals: Walter Energy

•	Power & Energy: Boomerang Tube, Energy Future Holdings, Hercules Offshore, Hovensa, Sabine Oil & Gas

•	Real Estate: Homex

Among other publicly announced restructuring and debt advisory assignments on which Lazard has advised debtors or creditors during or since the third quarter of 2015, are the following:

•	African Bank – advising Tier 2 Noteholders’ Committee of African Bank on its restructuring

•	Millennium Health – on its balance sheet recapitalization

•	National Association of Letter Carriers – in connection with the USPS’s restructuring efforts

•	Premuda – on its debt restructuring

•	Stemcor – advising funds managed by Apollo in connection with the reorganization of Stemcor*

•	Paragon Offshore – on strategic alternatives related to its capital structure

•	Tirreno Power – advising Energia Italiana on Tirreno Power’s debt restructuring

•	Swift Energy – on strategic alternatives related to its capital structure

•	Vantage Drilling – review of financing and strategic opportunities

*	Assignment completed since September 30, 2015

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ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Benefits and charges in the first nine months of 2015 include the following:

•	In the third quarter of 2015, we repurchased a portion of our obligation relating to the Tax Receivable Agreement (TRA). On a U.S. GAAP basis, the extinguishment of this obligation resulted in an after-tax gain of approximately $259 million. Additionally, we released $18 million of our valuation allowance related to deferred tax assets. On a U.S. GAAP basis, these items resulted in a benefit of $2.08 (diluted) per share in the quarter.

•	In the second quarter of 2015, we released $821 million of our valuation allowance related to deferred tax assets and we recognized a liability for our Tax Receivable Agreement (TRA) obligation. As a result, the second quarter U.S. GAAP provision for income taxes included a benefit of approximately $1.2 billion, which was substantially offset by an accrual for our TRA obligation of approximately $962 million. On a U.S. GAAP basis, these items resulted in a $237 million net benefit, or $1.78 (diluted) per share in the quarter.

•	In the first quarter of 2015, Lazard Ltd’s subsidiary Lazard Group LLC completed a refinancing of a substantial majority of the outstanding $548 million of 6.85% senior notes maturing on June 15, 2017 (the “2017 Notes”). A charge of $63 million related to the debt refinancing was comprised primarily of an extinguishment loss of $60 million and other related costs.

3 In the first nine months of 2015, Lazard returned $511 million to shareholders, which included: $247 million in dividends; $159 million in share repurchases of our Class A common stock; and $105 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

4 The provision for taxes, on an adjusted basis, no longer includes any accruals for the Tax Receivable Agreement (TRA), due to the release of the valuation allowance for deferred tax assets and the related recognition of a liability for our TRA obligation in the second quarter of 2015.

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LAZ-EPE

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
	September 30,	June 30,	September 30,	June 30,	September 30,
($ in thousands, except per share data)	2015	2015	2014	2015	2014
Revenues:

Financial Advisory
M&A and Other Advisory	$288,109	$273,150	$241,213	5%	19%
Capital Raising	16,932	17,293	17,842	(2%)	(5%)

Strategic Advisory	305,041	290,443	259,055	5%	18%
Restructuring	25,791	25,941	32,034	(1%)	(19%)

Total	330,832	316,384	291,089	5%	14%

Asset Management
Management fees	248,143	258,401	262,992	(4%)	(6%)
Incentive fees	2,705	6,978	11,801	(61%)	(77%)
Other	10,743	24,672	13,146	(56%)	(18%)

Total	261,591	290,051	287,939	(10%)	(9%)

Corporate	1,844	196	4,126	NM	(55%)

Operating revenue (b)	$594,267	$606,631	$583,154	(2%)	2%

Expenses:
Compensation and benefits expense (c)	$330,554	$337,429	$343,046	(2%)	(4%)

Ratio of compensation to operating revenue	55.6%	55.6%	58.8%

Non-compensation expense (d)	$102,321	$109,592	$109,473	(7%)	(7%)

Ratio of non-compensation to operating revenue	17.2%	18.1%	18.8%

Earnings:

Earnings from operations (e)	$161,392	$159,610	$130,635	1%	24%

Operating margin (f)	27.2%	26.3%	22.4%

Net income (g)	$124,131	$130,260	$88,856	(5%)	40%

Diluted net income per share	$0.93	$0.98	$0.67	(5%)	39%

Diluted weighted average shares	133,115,419	132,806,045	133,566,684	0%	(0%)

Effective tax rate (h)	16.9%	11.6%	21.0%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share data)	2015	2014	% Change
Revenues:

Financial Advisory
M&A and Other Advisory	$822,063	$713,670	15%
Capital Raising	51,809	50,632	2%

Strategic Advisory	873,872	764,302	14%
Restructuring	74,878	83,052	(10%)

Total	948,750	847,354	12%

Asset Management
Management fees	758,631	760,022	(0%)
Incentive fees	15,966	37,953	(58%)
Other	48,122	37,920	27%

Total	822,719	835,895	(2%)

Corporate	10,385	11,166	(7%)

Operating revenue (b)	$1,781,854	$1,694,415	5%

Expenses:
Compensation and benefits expense (c)	$991,132	$996,757	(1%)

Ratio of compensation to operating revenue	55.6%	58.8%

Non-compensation expense (d)	$318,347	$323,953	(2%)

Ratio of non-compensation to operating revenue	17.9%	19.1%

Earnings:

Earnings from operations (e)	$472,375	$373,705	26%

Operating margin (f)	26.5%	22.1%

Net income (g)	$357,425	$255,497	40%

Diluted net income per share	$2.68	$1.91	40%

Diluted weighted average shares	133,219,137	133,722,776	(0%)

Effective tax rate (h)	17.7%	20.9%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2015	June 30, 2015	September 30, 2014	June 30, 2015	September 30, 2014
Total revenue	$585,316	$620,589	$581,723	(6%)	1%
Interest expense	(11,798)	(11,497)	(15,512)

Net revenue	573,518	609,092	566,211	(6%)	1%
Operating expenses:
Compensation and benefits	319,565	336,719	338,612	(5%)	(6%)

Occupancy and equipment	26,278	27,272	29,400
Marketing and business development	18,244	18,324	19,127
Technology and information services	22,923	23,034	23,025
Professional services	10,758	13,883	11,184
Fund administration and outsourced services	14,367	17,493	17,034
Amortization of intangible assets related to acquisitions	511	1,857	4,020
Other	10,920	9,938	10,273

Subtotal	104,001	111,801	114,063	(7%)	(9%)

Provision (benefit) pursuant to tax receivable agreement	(420,792)	961,948	(176)

Operating expenses	2,774	1,410,468	452,499	NM	NM

Operating income (loss)	570,744	(801,376)	113,712	NM	NM

Provision (benefit) for income taxes	170,954	(1,176,531)	23,792	NM	NM

Net income	399,790	375,155	89,920	7%	NM
Net income attributable to noncontrolling interests	1,269	1,042	1,061

Net income attributable to Lazard Ltd	$398,521	$374,113	$88,859	7%	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	125,925,006	126,212,645	122,206,914	(0%)	3%
Diluted	133,115,419	132,806,045	133,566,684	0%	(0%)

Net income per share:
Basic	$3.16	$2.96	$0.73	7%	NM
Diluted	$2.99	$2.82	$0.67	6%	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2015	September 30, 2014	% Change
Total revenue	$1,799,790	$1,713,681	5%
Interest expense	(39,431)	(47,174)

Net revenue	1,760,359	1,666,507	6%
Operating expenses:
Compensation and benefits	984,786	1,006,101	(2%)

Occupancy and equipment	80,889	86,079
Marketing and business development	55,758	59,254
Technology and information services	68,850	68,466
Professional services	36,100	32,895
Fund administration and outsourced services	48,008	48,490
Amortization of intangible assets related to acquisitions	3,401	5,946
Other	90,845	30,340

Subtotal	383,851	331,470	16%

Provision pursuant to tax receivable agreement	547,691	9,064

Operating expenses	1,916,328	1,346,635	42%

Operating income (loss)	(155,969)	319,872	NM

Provision (benefit) for income taxes	(993,560)	58,614	NM

Net income	837,591	261,258	NM
Net income attributable to noncontrolling interests	9,004	6,365

Net income attributable to Lazard Ltd	$828,587	$254,893	NM

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	125,264,447	122,366,632	2%
Diluted	133,219,137	133,722,776	(0%)

Net income per share:
Basic	$6.61	$2.08	NM
Diluted	$6.22	$1.91	NM

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$859,984	$1,066,580
Deposits with banks and short-term investments	276,585	207,760
Cash deposited with clearing organizations and other segregated cash	34,859	43,290
Receivables	502,409	557,596
Investments	575,204	620,352
Goodwill and other intangible assets	325,624	347,438
Deferred tax assets	1,113,060	59,041
Other assets	460,312	430,179

Total Assets	$4,148,037	$3,332,236

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$399,824	$316,601
Accrued compensation and benefits	455,966	606,290
Senior debt	998,350	1,048,350
Tax receivable agreement obligation	523,907	19,577
Other liabilities	558,117	571,361

Total liabilities	2,936,164	2,562,179

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	569,535	702,800
Retained earnings	1,014,145	464,655
Accumulated other comprehensive loss, net of tax	(252,525)	(200,766)

Subtotal	1,332,453	967,987
Class A common stock held by subsidiaries, at cost	(177,798)	(261,243)

Total Lazard Ltd stockholders’ equity	1,154,655	706,744
Noncontrolling interests	57,218	63,313

Total stockholders’ equity	1,211,873	770,057

Total liabilities and stockholders’ equity	$4,148,037	$3,332,236

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	September 30, 2015	June 30, 2015	December 31, 2014	Qtr to Qtr	YTD
Equity:
Emerging Markets	$37,663	$47,850	$48,459	(21.3%)	(22.3%)
Global	30,143	32,901	33,982	(8.4%)	(11.3%)
Local	29,622	33,231	31,684	(10.9%)	(6.5%)
Multi-Regional	49,364	52,420	46,787	(5.8%)	5.5%

Total Equity	146,792	166,402	160,912	(11.8%)	(8.8%)
Fixed Income:
Emerging Markets	14,920	15,668	14,227	(4.8%)	4.9%
Global	4,200	3,946	3,771	6.4%	11.4%
Local	3,846	3,982	3,676	(3.4%)	4.6%
Multi-Regional	8,478	8,917	9,436	(4.9%)	(10.2%)

Total Fixed Income	31,444	32,513	31,110	(3.3%)	1.1%
Alternative Investments	3,325	3,123	3,799	6.5%	(12.5%)
Private Equity	858	926	1,091	(7.3%)	(21.4%)
Cash Management	203	122	191	66.4%	6.3%

Total AUM	$182,622	$203,086	$197,103	(10.1%)	(7.3%)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2014		2015	2014
AUM - Beginning of Period	$203,086	$204,525		$197,103	$186,924

Net Flows	201	2,601		2,790	8,158
Market and foreign exchange appreciation (depreciation)	(20,665)	(9,537)		(17,271)	2,507

AUM - End of Period	$182,622	$197,589		$182,622	$197,589

Average AUM	$192,026	$202,842		$198,085	$195,815

% Change in average AUM	(5.3%)			1.2%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
($ in thousands, except per share data)	2015	2015	2014	2015	2014
Operating Revenue
Net revenue - U.S. GAAP Basis	$573,518	$609,092	$566,211	$1,760,359	$1,666,507
Adjustments:
Revenue related to noncontrolling interests (i)	(2,995)	(3,588)	(4,032)	(15,317)	(12,810)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	12,145	1,894	5,528	9,903	(6,004)
Private Equity revenue adjustment (j)	—	(12,203)	—	(12,203)	—
Interest expense	11,599	11,436	15,447	39,112	46,722

Operating revenue, as adjusted (b)	$594,267	$606,631	$583,154	$1,781,854	$1,694,415

Compensation & Benefits Expense
Compensation & benefits expense - U.S. GAAP Basis	$319,565	$336,719	$338,612	$984,786	$1,006,101
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	12,145	1,894	5,528	9,903	(6,004)
Compensation related to noncontrolling interests (i)	(1,156)	(1,184)	(1,094)	(3,557)	(3,340)

Compensation & benefits expense, as adjusted (c)	$330,554	$337,429	$343,046	$991,132	$996,757

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$104,001	$111,801	$114,063	$383,851	$331,470
Adjustments:
Charges pertaining to Senior Debt refinancing (k)	—	—	—	(60,219)	—
Expense related to partial extinguishment of TRA obligation (l)	(759)	—	—	(759)	—
Amortization of intangible assets related to acquisitions	(511)	(1,857)	(4,020)	(3,401)	(5,946)
Non-compensation expense related to noncontrolling interests (i)	(410)	(352)	(570)	(1,125)	(1,571)

Non-compensation expense, as adjusted (d)	$102,321	$109,592	$109,473	$318,347	$323,953

Pre-Tax Income and Earnings From Operations
Operating Income (loss) - U.S. GAAP Basis	$570,744	($801,376)	$113,712	($155,969)	$319,872
Adjustments:
Gain on partial extinguishment of TRA obligation (l)	(420,035)	—	—	(420,035)	—
Accrual of tax receivable agreement obligation (“TRA”)	—	961,948	(176)	968,483	9,064
Charges pertaining to Senior Debt refinancing (k)	—	—	—	62,874	—
Private Equity revenue adjustment (j)	—	(12,203)	—	(12,203)	—
Net income related to noncontrolling interests (i)	(1,269)	(1,042)	(1,060)	(9,004)	(5,733)

Pre-tax income, as adjusted	149,440	147,327	112,476	434,146	323,203
Interest expense	11,599	11,436	15,447	36,457	46,722
Amortization of intangible assets related to acquisitions (LAZ only)	353	847	2,712	1,772	3,780

Earnings from operations, as adjusted (e)	$161,392	$159,610	$130,635	$472,375	$373,705

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$398,521	$374,113	$88,859	$828,587	$254,893
Adjustments:
Gain on partial extinguishment of TRA obligation (net of tax) (l)	(259,256)	—	—	(259,256)	—
Charges pertaining to Senior Debt refinancing (k)	—	—	—	62,874	—
Private Equity revenue adjustment (j)	—	(12,203)	—	(12,203)	—
Recognition of deferred tax assets (net of TRA accrual) (m)	(17,862)	(236,736)	—	(254,598)	—
Tax expense (benefit) allocated to adjustments	2,728	5,086	—	(7,979)	(27)
Full exchange of exchangeable interests (n)	—	—	(3)	—	631

Net income, as adjusted (g)	$124,131	$130,260	$88,856	$357,425	$255,497

Diluted net income per share:
U.S. GAAP Basis	$2.99	$2.82	$0.67	$6.22	$1.91
Non-GAAP Basis, as adjusted	$0.93	$0.98	$0.67	$2.68	$1.91

Diluted pre-tax income per share, as adjusted:	$1.12	$1.11	$0.84	$3.26	$2.42

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)	Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(b)	A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (i) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) for the three month period ended June 30, 2015 and the nine month period ended September 30, 2015, private equity carried interest reduction (see (j) below), (iv) interest expense primarily related to corporate financing activities, and (v) for the nine month period ended September 30, 2015, excess interest expense pertaining to Senior Debt refinancing (see (k) below).
(c)	A non-GAAP measure which excludes (i) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (i) below).
(d)	A non-GAAP measure which excludes (i) for the nine month period ended September 30, 2015, charges pertaining to Senior Debt refinancing (see (k) below), (ii) amortization of intangible assets related to acquisitions, (iii) expenses related to noncontrolling interests, and (iv) for the three and nine month periods ended September 30, 2015, expenses related to partial extinguishment of TRA obligation (see (l) below).
(e)	A non-GAAP measure which excludes (i) for the nine month period ended September 30, 2015, charges pertaining to Senior Debt refinancing (see (k) below), (ii) revenue and expenses related to noncontrolling interests (see (i) below), (iii) interest expense primarily related to corporate financing activities, (iv) amortization of intangible assets related to acquisitions, (v) for the three month period ended June 30, 2015 and the nine month period ended September 30, 2015, private equity carried interest reduction (see (j) below), (vi) a provision pursuant to the tax receivable agreement (“TRA”), and (vii) for the three and nine month periods ended September 30, 2015, gain related to partial extinguishment of TRA obligation (see (l) below).
(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)	A non-GAAP measure which is adjusted to reflect the full conversion of outstanding exchangeable interests held by members of LAZ-MD Holdings for the three and nine month periods ended September 30, 2014 and excludes (i) for the nine month period ended September 30, 2015, charges pertaining to Senior Debt refinancing, net of tax benefits (see (k) below), (ii) for the three month period ended June 30, 2015 and the nine month period ended September 30, 2015, private equity carried interest reduction, net of tax impact (see (j) below), (iii) for the three month period ended June 30, 2015 and the nine month period ended September 30, 2015, a release of deferred tax valuation allowance, net of the related provision for TRA (see (m) below), and (iv) for the three and nine month periods ended September 30, 2015, gain related to partial extinguishment of TRA obligation (see (l) below).
(h)	Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $25,311, $17,067 and $23,621 for the three month periods ended September 30, 2015, June 30, 2015, and September 30, 2014, respectively, $76,723 and $67,706 for the nine month periods ended September 30, 2015 and 2014, respectively, and the denominator of which is pre-tax income of $149,442, $147,327 and $112,476 for the three month periods ended September 30, 2015, June 30, 2015 and September 30, 2014, respectively, $434,148 and $323,203 for the nine month periods ended September 30, 2015 and 2014, respectively. The numerator also included a provision pursuant to the tax receivable agreement (“TRA”) prior to the quarter ended June 30, 2015 (see (e) above) and for the three month period ended June 30, 2015 and the nine month period ended September 30, 2015, excludes a release of deferred tax valuation allowance (see (l) and (m) below).
(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.
(j)	Revenue relating to the Company’s disposal of the Australian private equity business is adjusted for the recognition of an obligation, which was previously recognized for U.S. GAAP.
(k)	Represents charges related to the extinguishment of $450 million of the Company’s 6.85% Senior Notes maturing in June 2017 and the issuance of $400 million of 3.75% notes maturing in February 2025. The charges include a pre-tax loss on the extinguishment of $60.2 million and excess interest expense of $2.7 million (due to the delay between the issuance of the 2025 notes and the settlement of the 2017 notes).
(l)	In July of 2015 the Company extinguished approximately 47% of the outstanding TRA obligation. Accordingly, for the three and nine month periods ended September 30, 2015, the Company recorded a pre-tax gain of $420 million and a related tax expense of $161 million.
(m)	Represents the recognition of deferred tax assets of $1,217 million, net of the accrual of $962 million for the tax receivable agreement.
(n)	Represents a reversal of noncontrolling interests related to LAZ-MD Holdings’ ownership of Lazard Group common membership interests and an adjustment for Lazard Ltd entity-level taxes to affect a full exchange of interests and excluding the adjustments noted in (g) above.

NM    Not meaningful